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                                                                    EXHIBIT 23.3



                 [FULWIDER PATTON LEE & UTECHT, LLP LETTERHEAD]




                                August 17, 2000




VNUS MEDICAL TECHNOLOGIES, INC.
238 East Caribbean Drive
Sunnyvale, CA 94089

     Re:  Securities and Exchange Commission Form S-1
          VNUS MEDICAL TECHNOLOGIES, INC.
          Docket No.: VNUS-36327

Dear Sirs:

     We consent to the use of our name in the second paragraph under the caption "Experts" in the prospectus, which constitutes part of the Registration Statement for the common stock of VNUS Medical Technologies, Inc. on Form S-1 filed with the Securities and Exchange Commission on August 18, 2000.

                                       Sincerely,

                                       /s/ THOMAS A. RUNK
                                       -------------------------------------
                                       Thomas A. Runk
                                       For FULWIDER PATTON LEE & UTECHT, LLP